Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use, in this Registration Statement on Form S-1, of our report dated October 13, 2021 related to the consolidated financial statements of Dalrada Financial Corporation as of June 30, 2021 and 2020 and for the years then ended, which includes an explanatory paragraph regarding substantial doubt about Dalrada Financial Corporation’s ability to continue as a going concern. We also consent to the reference to us in the “Experts” section of the Registration Statement.

/s/ dbbmckennon

San Diego, California

March 4, 2022